UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2006.

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive Elmira, NY 14902

(Address of principal executive offices) (Zip code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement

Item 2.03                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 28, 2006, Hardinge Inc. issued a press release announcing that the Company had signed an amendment and restatement of its secured credit facility on November 21, 2006. The Second Amended and Restated Revolving Credit and Term Loan Agreement restructured certain bridge loans, which were due to mature at the end of 2006, into revolving credit borrowings and increased the Company’s overall revolving credit limit.

The Second Amended and Restated Revolving Credit and Term Loan Agreement was arranged through the Company’s existing bank group, with: Manufacturers and Traders Trust Company as Agent and Lead Arranger, JP Morgan Chase Bank, N.A. as Syndication Agent, KeyBank National Association as Documentation Agent, and NBT Bank, National Association as Participant. This amended agreement provides for a revolving loan facility allowing for borrowing of up to $70.0 million through January 2011 and a term loan of $21.6 million with quarterly principal payments of $1.2 million through December 2006 and quarterly principal payments of $1.3 million from March 2007 through December 2010. These loans are secured by substantially all of the Company’s domestic assets, other than real estate, and a pledge of 65% of the Company’s investment in its major subsidiaries.  These debt agreements require among other things that the Company maintain specified levels of tangible net worth, working capital, and specified ratios of debt to EBITDA, and EBITDA minus capital expenditures to fixed charges.  The agreement also contains other affirmative and negative covenants customary to this type of financial agreement. The outstanding balance on the amended revolving loan facility is $45.0 million and the outstanding balance on the term loan is $21.6 million.

The foregoing description of the material terms of the Second Amended and Restated Credit Agreement is qualified in its entirety by reference to the Second Amended and Restated Revolving Credit and Term Loan Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

 A copy of the press release is included as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits

( c) Exhibits

10.1  Second Amended and Restated Revolving Credit and Term Loan Agreement among Hardinge Inc. and the banks signatory thereto and Manufacturers and Traders Trust Company as Agent and Lead Arranger, JP Morgan Chase Bank, N.A. as Syndication Agent, and KeyBank National Association as Documentation Agent dated as of October 24, 2002 and amended and restated as of January 28, 2005 and second amended and restated as of November 21, 2006.

99.   Press release issued by registrant on November 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hardinge Inc.

November 28, 2006	By:	/s/ J. Patrick Ervin
Date	J. Patrick Ervin
Chairman, President & Chief Executive Officer

November 28, 2006	By:	/s/ Charles R. Trego, Jr
Date	Charles R. Trego, Jr.
Senior Vice President and Chief Financial Officer